Exhibit 99.1

News Release

Ashland completes acquisition of Pharmachem Laboratories, a leading international provider of branded nutritional and fragrance products

COVINGTON, KY, May 17, 2017 –  Ashland Global Holdings Inc. (NYSE: ASH) today announced that its subsidiary has completed the previously announced acquisition of privately owned Pharmachem Laboratories, Inc., a leading provider of quality ingredients to the global health and wellness industries and high-value differentiated products to fragrance and flavor houses. Under terms of the stock purchase agreement, Ashland paid $660 million in an all-cash transaction, funded from a combination of cash on hand and proceeds of a borrowing under its existing securitization facility, a new 3-year senior secured term loan A facility, a new 5-year senior secured term loan facility and a new 5-year senior secured revolving credit facility. The acquisition is expected to be accretive to Ashland’s earnings per share in the first year following the close of the transaction.

With annual revenues of approximately $300 million and 14 manufacturing facilities in the United States and Mexico, New Jersey-based Pharmachem develops, manufactures and supplies custom and branded nutritional and fragrance products.

“The addition of Pharmachem offers attractive growth opportunities in higher-margin end markets and strengthens our existing business with advanced processing know-how and formulation expertise,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “We believe this combination will enhance our position in fast-growing nutraceutical end markets, open a new opportunity within fragrances and flavors, and strengthen Ashland’s food ingredient business by adding customized functional solutions. In addition, we expect to leverage our extensive sales channels, technical service network and global applications labs to accelerate Pharmachem’s growth.”

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are nearly 7,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to our expectation that the acquisition of Pharmachem Laboratories, Inc. (Pharmachem) will be accretive to earnings per share. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the indebtedness that Ashland has incurred to finance the acquisition of Pharmachem and the possibility that Ashland’s substantial indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits of such transactions, such as the expected sales and growth opportunities, synergies and cost savings and the ability of Ashland to integrate the businesses of Pharmachem successfully and efficiently with Ashland’s businesses); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s and Pharmachem’s websites is not incorporated into or a part of this news release.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com